EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Pure Cycle Corporation:

We consent to the use of our report dated October 10, 2003 in the registration statement on Form SB-2, with respect to the balance sheets of Pure Cycle
Corporation as of August 31, 2003 and 2002, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/  KPMG LLP

                                        KPMG LLP


Denver, Colorado
April 16, 2004


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